EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 1, 2006 (except for Note 6, as to which the date is December 27, 2006) accompanying the consolidated financial statements and schedules as of and for each of the three years in the period ended December 31, 2005 and our report dated March 1, 2006 accompanying management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 of RAIT Financial Trust (formerly RAIT Investment Trust) and Subsidiaries included in the Current Report on Form 8-K to be filed on January 3, 2007. We hereby consent to the incorporation by reference of said reports in the Registration Statements of RAIT Financial Trust on Registration Statements on Form S-3 (File No. 333-103618, effective on March 14, 2003; File No. 333-69366, effective on October 18, 2001; and File No. 333-78519, effective May 14, 1999) and Form S-8 (File No. 333-125480, effective on June 3, 2005; File No. 333-109158, effective on September 26, 2003; File No. 333-100766, effective on October 25, 2002; and File No. 333-67452, effective on August 14, 2001).

By: /s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

December 27, 2006